Exhibit 1

JOINT FILING AGREEMENT AND POWER OF ATTORNEY

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, $0.0001 par value per share, of VCG Holding Corp. beneficially owned by them on a combined basis, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.  The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

Know all men by these presents, that each party hereto hereby constitutes and appoints Lawrence R. Goldberg as the true and lawful attorneys-in-fact and agents, or attorney-in-fact and agent, of such party with full power and authority and full power of substitution and resubstitution, for, in the name of, and on behalf of such party, place and stead, in any and all capacities, (i) to execute any and all filings required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto), for, in the name of, and on behalf of such party, (ii) to do and perform any and all acts for, in the name of, and on behalf of such party which said attorneys-in-fact, or any of them, determine may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements, and/or exhibits, and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits, and/or documents with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and (iv) to perform any and all other acts that said attorney-in-fact or agents, or any of them, determine may be necessary or appropriate in connection with the foregoing that may be in the best interest of or legally required by such party, granting unto said attorney-in-fact and agents, or any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such party might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents shall do or cause to be done by virtue hereof. Each party hereto hereby acknowledges that the foregoing attorney-in-fact and agents in serving in such capacity at the request of such undersigned party, is not assuming any of the responsibilities of the undersigned to comply with Section 16 or Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder

The undersigned shall not be deemed to admit that the undersigned was required to file a statement on Schedule 13D by reason of entering into this Joint Filing Agreement and Power of Attorney.  This Joint Filing Agreement and Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Signature Page Follows

In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of this 8th day of March, 2011.

/s/ Lawrence R. Goldberg
Lawrence R. Goldberg

Spoede at Olive, LLC

By:	/s/ Lawrence R. Goldberg
Name: Lawrence R. Goldberg
Title: Managing Member